UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 22, 2011

Date of Report (Date of earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

750 Battery Street, Suite 330, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry Into Material Definitive Agreement.

Merger Agreement

On June 22, 2011, Poniard Pharmaceuticals, Inc. (“Poniard” or the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Allozyne, Inc., a Delaware corporation (“Allozyne”), and FV Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Poniard (“Merger Sub”), which provides for the merger of Merger Sub with and into Allozyne (the “Merger”), with Allozyne surviving the Merger and becoming a wholly-owned subsidiary of Poniard.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, Poniard will issue shares of its common stock (“Common Stock”) to Allozyne stockholders based on an exchange ratio to be determined prior to closing of the transaction. Under the exchange ratio formula in the Merger Agreement, the former Allozyne stockholders are expected to own approximately 65% of the combined company, and the former Poniard shareholders are expected to own approximately 35% of the combined company, each on a fully diluted basis. The exact percentages will reflect Poniard’s and Allozyne’s respective net cash or net debt as well as post-signing financing as of the closing of the Merger, as defined and calculated under the Merger Agreement. If the Merger is consummated, the combined company will be renamed ALLOZYNE, Inc. and will be based in Seattle.

The Merger Agreement contains customary representations, warranties and covenants made by Poniard and Allozyne, including covenants that each party will run its respective business in the ordinary course of business consistent with past practice and will refrain from taking certain actions between the date of the Merger Agreement and the date of closing of the Merger. The Merger also is subject to customary closing conditions, including, among other things, the accuracy of the representations and warranties, subject to an overall material adverse effect qualification, compliance by the parties with their respective covenants, no existence of any law or order preventing the Merger and related transactions, approval by Nasdaq of the initial listing of the common stock of the combined company on The Nasdaq Capital Market, and the effectiveness of a Registration Statement on Form S-4 to be filed by Poniard with the Securities and Exchange Commission (“SEC”) to register the shares of Common Stock to be issued in the Merger (the “Registration Statement”). In addition, the issuance of Common Stock pursuant to the Merger Agreement is subject to approval by Poniard’s shareholders, and the Merger is subject to approval by the holders of Allozyne’s outstanding common and preferred stock. The closing of the Merger also is subject to Poniard’s receipt of funds pursuant to the Binding Loan Commitment described below.

The Merger Agreement restricts the ability of Poniard and Allozyne to enter into alternative transactions from the date of the Merger Agreement until the closing of the Merger. Poniard and Allozyne each may, however, on the terms and subject to the conditions set forth in the Merger Agreement, provide information to, and negotiate with, a third party that makes an unsolicited acquisition proposal that such party’s board of directors determines constitutes or could reasonably be expected to lead to a “Superior Offer” (as defined in the Merger Agreement). In addition, if either party’s board of directors determines that its fiduciary duties under applicable law requires it to do so, such party’s board of directors may withdraw or modify its recommendation: (i) in the case of Allozyne, that the Allozyne stockholders vote in favor of the Merger or (ii) in the case of Poniard, that the Poniard shareholders vote in favor of the issuance of shares of Common Stock in the Merger. Pursuant to the terms of the Merger Agreement, effective immediately upon consummation of the Merger, the board of directors of the combined company will be comprised of two current Poniard directors (Ronald A. Martell and another individual to be selected by the Poniard board), three current Allozyne directors (Steven Gillis, Ph.D., Michael Steinmetz, Ph.D. and Carl Weissman), Meenu Chhabra, who currently serves as President and CEO of Allozyne and will be the President and CEO of the surviving company, and one new independent director selected by a majority of the combined company’s board.

The Merger Agreement contains certain customary termination rights for both Poniard and Allozyne, including by mutual written consent. Pursuant to the Merger Agreement, upon termination under specified circumstances, Poniard or Allozyne, as the case may be, is required to pay to the other party a termination fee of $1,000,000. The Merger Agreement may be terminated by either Poniard or Allozyne if the Merger has not occurred on or prior to October 31, 2011, provided that a party cannot terminate the Merger Agreement if it has been a principal cause of the failure of the Merger to occur on or before such date. Additionally, in the event that SEC has not declared the Registration Statement effective by August 31, 2011, either party can extend the date for termination for an additional sixty days.

The boards of directors of both Poniard and Allozyne have approved the Merger, the Merger Agreement and the related transactions.

Shareholder Agreements

Concurrent with and as a condition to Poniard’s and Allozyne’s entering into the Merger Agreement, on June 22, 2011, certain large shareholder and the directors and key executives of Poniard (collectively, the “Poniard Shareholder Parties”) entered into agreements to vote their Poniard shares in favor of the transaction and refrain from selling any Poniard shares they hold for six months following the effective time of the Merger. In addition, certain large shareholders, directors and officers of Allozyne (collectively, the “Allozyne Stockholder Parties”) have entered into similar agreements, whereby they have agreed to vote their Allozyne shares in favor of the Merger and refrain from selling any of the Poniard shares they receive in the Merger for six months following the effective time of the Merger. As of June 22, 2011, the Poniard Shareholder Parties owned an aggregate of approximately 21% of Poniard’s outstanding shares and the Allozyne Stockholder Parties owned an aggregate of approximately 63% of the Allozyne outstanding shares.

Binding Loan Commitment

In connection with the Merger, Bay City Capital LLC, a principal shareholder of Poniard, executed a binding commitment to loan Poniard $2.4 million on a nonrecourse basis prior to closing of the Merger (the “Binding Loan Commitment”). At the time of execution of the Binding Loan Commitment, Poniard paid a commitment fee to Bay City Capital of $50,000. Poniard plans to use the loan proceeds to satisfy employee severance, change of control and other obligations. The loan will accrue interest at a rate of 18% per annum and will be secured by a first priority security interest on all of Poniard’s picoplatin assets. The principal amount of the loan, all accrued interest thereon and all other amounts due under the loan agreement must be repaid in full within one year after the date of the loan. The terms of the Binding Loan Commitment and the loan to be made thereunder were determined by arms-length negotiation between Poniard and Bay City Capital.

Required Reverse Stock Split

Poniard will need to complete a reverse stock split, subject to shareholder approval, to help maintain its continued listing on The Nasdaq Capital Market and satisfy the condition to closing of the Merger requiring the listing of the combined company on The Nasdaq Capital Market.

As previously announced, Poniard’s 2011 Annual Meeting of Shareholders will be reconvened at 9:00 AM, Pacific Time, on July 8, 2011, to vote on a proposal to approve a reverse stock split at an exchange ratio of between 1-for-15 and 1-for-25, as determined by its board of directors. The reverse stock split proposal, including potential benefits and risks related to the proposal, is described in Poniard’s definitive proxy statement filed with the SEC on April 27, 2011, a copy of which can be found at www.sec.gov, on Poniard’s website at www.poniard.com, or is available from Poniard’s proxy solicitor, D.F. King & Co., Inc. at (800) 967-7635.

The foregoing summaries of the Merger Agreement, the Shareholder Agreements and the Binding Loan Commitment and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the Merger Agreement, which is attached as Exhibit 2.1 hereto, and the forms of the Shareholders Agreements, which are filed as Exhibits 10.1 and 10.2 hereto. Each of these agreements is incorporated herein by reference into this Form 8-K. The Binding Loan Commitment and related documents will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2011 or such earlier filing as may be permitted or required under SEC rules, and you should refer to those documents when they become available for more detailed information about the Binding Loan Commitment and the terms of the proposed loan.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about Poniard or Allozyne. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Poniard or Allozyne or any of their respective subsidiaries or affiliates. A description of these representations, warranties and covenants has been included in this Form 8-K under the federal securities laws to provide investors with information regarding the terms of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Poniard’s public disclosures.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2011, each of Poniard’s executive officers entered into a letter agreement with the Company explaining the treatment of severance benefits in the event of a qualifying termination of employment prior to or in connection with the Merger and amending in limited respects, as described below, certain provisions of the change of control and severance agreements between the Company and the executive officers. The letter agreements with the executive officers provide that:

•

the executive officers’ severance agreements will apply in the event of a qualifying termination of employment prior to consummation of the Merger, except that because the executive officers are not eligible for COBRA continuation coverage in the event of termination by the Company, the Company will pay such individuals an amount equal to the premiums the Company would have paid for COBRA continuation coverage for the executive officers (the “COBRA Equivalent Amount”) under the severance agreements. Certain additional amendments apply to the Company’s Chief Executive Officer, Mr. Martell, as described below;

•

upon consummation of the Merger, terminated executive officers will be eligible to receive the benefits payable under their change of control agreements, except that payment of any such benefits will be reduced to the extent the same benefits have already been paid to an executive officer under his or her severance agreements and except that Mr. Martell will receive certain amounts in shares of Poniard Common Stock, not cash, upon vesting of a restricted stock unit, as described below;

•	outstanding stock options and restricted stock units will become fully vested immediately prior to the Merger (or, if earlier, upon a termination of employment by the Company without cause); and

•

Poniard’s Interim Chief Financial Officer, Michael K. Jackson, who is not a party to a change of control agreement with the Company, will be eligible to receive a bonus severance amount, calculated in the same manner applicable to the other executive officers under their change of control agreements.

Mr. Martell’s letter agreement provides that, in lieu of certain cash compensation payable to him under his severance and change of control agreements, in the event of a qualifying termination of employment prior to or in connection with the Merger, he will receive a restricted stock unit (“RSU”) under the Company’s Amended and Restated 2004 Incentive Compensation Plan for that number of shares equal to the quotient of (i) the amount of accrued, but unpaid, vacation as of the date of termination and the bonus severance amount payable to Mr. Martell under his change of control agreement and (ii) $0.2270 (the 5-day average closing sales price per share of Poniard Common Stock prior to announcement of the Merger Agreement), rounded up to the nearest whole number of shares. The RSU will vest and be settled in shares of Poniard Common Stock upon consummation of the Merger. If the Merger is not consummated, Mr. Martell will forfeit the RSU and will receive his accrued, but unpaid, vacation in cash at that time.

The foregoing summary of the executive officers’ letter agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each of the letter agreements, which are attached as Exhibits 10.3 through 10.7 hereto and incorporated by reference in this Form 8-K.

Section 8 – Other Events

Item 8.01.	Other Events.

On June 22, 2011, Poniard and Allozyne issued a joint press release announcing the Merger and related transactions. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger and Reorganization among Poniard Pharmaceuticals, Inc., FV Acquisition Corp., and Allozyne, Inc., dated as of June 22, 2011

10.1	Form of Poniard Shareholder Agreement and Irrevocable Proxy and a schedule of signatories thereto (attached as Exhibit C and Schedule II to the Agreement and Plan of Reorganization filed as Exhibit 2.1 to this Form 8-K)

10.2	Form of Allozyne Stockholder Agreement and Irrevocable Proxy and a schedule of signatories thereto (attached as Exhibit B and Schedule I to the Agreement and Plan of Reorganization filed as Exhibit 2.1 to this Form 8-K)

10.3	Letter Agreement dated June 22, 2011, between Poniard Pharmaceuticals, Inc. and Ronald A. Martell

10.4	Letter Agreement dated June 22, 2011, between Poniard Pharmaceuticals, Inc. and Michael S. Perry

10.5	Letter Agreement dated June 22, 2011, between Poniard Pharmaceuticals, Inc. and Michael K. Jackson

10.6	Letter Agreement dated June 22, 2011, between Poniard Pharmaceuticals, Inc. and Cheni Kwok

10.7	Letter Agreement dated June 22, 2011, between Poniard Pharmaceuticals, Inc. and Anna Wight

99.1	Press release dated June 22, 2011

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, Poniard will file with the SEC a Registration Statement on Form S-4, which will contain a proxy statement/prospectus and other relevant documents concerning the transaction. The proxy statement/prospectus will be mailed to shareholders of Poniard and Allozyne. SHAREHOLDERS OF PONIARD AND ALLOZYNE ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus, when it becomes available, and other documents filed with the SEC by Poniard through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus, when available, and Poniard’s other filings with the SEC also may be obtained by contacting Poniard Pharmaceuticals, Inc., 750 Battery Street, Suite 330, San Francisco, CA 94111, Attention: Investor Relations, (650) 583-3774 or accessed via Poniard’s website at www.poniard.com.

Poniard and Allozyne, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the definitive merger agreement. Information regarding Poniard’s directors and executive officers is contained in Poniard’s definitive proxy statement filed with the SEC on April 27, 2011 for its 2011 Annual Meeting. You can obtain free copies of the proxy statement documents from Poniard or the SEC using the contact information set forth above. As of May 31, 2011, Poniard’s directors and key executives beneficially owned approximately 21% of Poniard’s common stock. As of May 31, 2011, Allozyne’s directors and officers beneficially owned approximately 89% of Allozyne’s capital stock. Certain directors and key executives of Poniard may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights of severance or change of control payments if their employment is terminated prior to the merger. If, and to the extent that, any of the Poniard or Allozyne participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the proxy statement/prospectus. Investors and security holders may obtain additional information regarding the direct and indirect interests of Poniard, Allozyne and their respective directors and executive officers in the merger by reading the proxy statement/prospectus regarding the merger when it becomes available.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1994. Words such as “expect,” “estimate,” “project,” “forecast,” “anticipate,” “may,” “will,” “can,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this report include, without limitation, statements regarding corporate strategy, forecasts of product development, the potential benefits of the proposed merger, potential transaction timing, anticipated future operations, and other matters that involve known and unknown benefits, risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this report. Such risks include, among others: the failure of the Poniard or Allozyne stockholders to approve the merger or the failure of either party to meet any of the conditions to the closing of the merger; the failure to realize the anticipated benefits of the merger or delay in realization thereof; the cash positions of the parties at closing; the ability of the combined company to obtain substantial additional financing on a timely basis and on favorable terms; the difficulty of developing biopharmaceutical products and obtaining regulatory or other approvals; the uncertainty regarding market acceptance of any products for which regulatory approval is obtained; whether certain market segments grow as anticipated; the competitive environment in the biopharmaceutical industry; the potential inability of either party or the combined company to obtain, maintain, and enforce patent and other intellectual property protection for its products, discoveries and drug candidates; the success of ongoing and planned development programs, preclinical studies and clinical trials; and the ability of the combined company to enter into and maintain collaborative arrangements on favorable terms. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Poniard’s Annual Report on Form 10-K for the year ended December 31, 2010 and Poniard’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. Investors and security holders are also urged to read carefully the risk factors set forth in the Registration Statement and the proxy statement/prospectus when they are available.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Poniard undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date of this report or to reflect the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: June 24, 2011	By:	/s/ Michael K. Jackson
Name: Michael K. Jackson
Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization among Poniard Pharmaceuticals, Inc., FV Acquisition Corp., and Allozyne, Inc., dated as of June 22, 2011

10.1	Form of Poniard Shareholder Agreement and Irrevocable Proxy and a schedule of signatories thereto (attached as Exhibit C and Schedule II to the Agreement and Plan of Reorganization filed as Exhibit 2.1 to this Form 8-K)

10.2	Form of Allozyne Stockholder Agreement and Irrevocable Proxy and a schedule of signatories thereto (attached as Exhibit B and Schedule I to the Agreement and Plan of Merger and Reorganization filed as Exhibit 2.1 of this Current Report)

10.3	Letter Agreement dated June 22, 201l, between Poniard Pharmaceuticals, Inc. and Ronald A. Martell

10.4	Letter Agreement dated June 22, 2011, between Poniard Pharmaceuticals, Inc. and Michael S. Perry

10.5	Letter Agreement dated June 22, 2011, between Poniard Pharmaceuticals, Inc. and Michael K. Jackson

10.6	Letter Agreement dated June 22, 2011, between Poniard Pharmaceuticals, Inc. and Cheni Kwok

10.7	Letter Agreement dated June 22, 2011, between Poniard Pharmaceuticals, Inc. and Anna L. Wight

99.1	Press Release dated June 22, 2011